SUBSIDIARIES OF THE REGISTRANT



                                                            Percentage
Name                          Jurisdiction                  Ownership
----                          ------------                  ---------

OVM Development
Limited                       British Virgin Islands        100%


Liuzhou OVM
Construction Machinery        People's Republic of          70%
Company Limited               China                         (by ODL)


OVM Prestress Co. Pte                                       50%
Ltd.                          Republic of Singapore        (by Liuzhou OVM)